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Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K of Netlist, Inc., a Delaware corporation ("Netlist") for the fiscal year ended December 28, 2013, as filed with the Securities and Exchange Commission on March 18, 2014 (the "Report"), Chun K. Hong, president, chief executive officer and chairman of the board of Netlist, and Gail Sasaki, vice president and chief financial officer of Netlist, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:

          (1)   the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Netlist.

March 18, 2014	/s/ CHUN K. HONG Chun K. Hong President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
March 18, 2014	/s/ GAIL SASAKI Gail Sasaki Vice President and Chief Financial Officer (Principal Financial Officer)

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  Exhibit 32
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002